Exhibit 99.2

HOVNANIAN ENTERPRISES, INC.		For Immediate Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President of Investor Relations
	732-747-7800	732-747-7800

K. HOVNANIAN ENTERPRISES, INC. ANNOUNCES NEW EXCHANGEABLE NOTE UNITS OFFERING

RED BANK, NJ, September 18, 2012 — Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that its wholly owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), plans to issue exchangeable note units (the “Units”) in an underwritten public offering (the “Units Offering”).  The offering is anticipated to consist of the issuance of 90,000 Units, each with a stated amount of $1,000 and each comprised of a zero-coupon senior exchangeable note due December 1, 2017 and a senior amortizing note due December 1, 2017.  The notes comprising the Units will be guaranteed by the Company and certain of its subsidiaries.  In addition, K. Hovnanian intends to grant the underwriters a 13-day option to purchase up to an additional 10,000 Units sold to cover over-allotments.  Concurrently with this offering, K. Hovnanian plans to issue an aggregate principal amount of up to $550,000,000 of senior secured first lien notes due 2020 (the “First Lien Notes”) and $247,000,000 of senior secured second lien notes due 2020 (the “Second Lien Notes” and, together with the First Lien Notes, the “Notes”) in a private placement (the “Notes Offering”).

J. P. Morgan Securities LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are serving as the joint book-running managers for the Units Offering.

K. Hovnanian intends to use the net proceeds from the Units Offering and the Notes Offering to fund a tender offer and consent solicitation for any and all of its outstanding 10 5/8% Senior Secured Notes Due 2016.

The Units, including the underlying zero-coupon senior exchangeable notes and senior amortizing notes, will be issued pursuant to an effective registration statement previously filed with the Securities and Exchange Commission on Form S-3 and available for review on the Securities and Exchange Commission’s website at www.sec.gov. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer of the securities will be made only by means of a prospectus, forming a part of the effective registration statement, the applicable preliminary prospectus supplement and other related documents. Copies of the preliminary prospectus supplement and the accompanying base prospectus related to the Units may be obtained from J.P. Morgan Securities LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling 1-866-803-9204; Citigroup, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220 or by telephone at 1-800-831-9146 or by email at batprospectusdept@citigroup.com; or Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, New York 10010, e-mail: newyork.prospectus@credit-suisse.com or toll free at (800) 221-1037.

In addition, this press release also does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey.  The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, Minnesota, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington D.C. and West Virginia.  The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes.  As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Forward-Looking Statements

All statements in this press release that are not historical facts should be considered as “forward-looking statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions and impacts of the sustained homebuilding downturn, (2) adverse weather and other environmental conditions and man-made or natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness, (13) the Company’s sources of liquidity, (14) changes in credit ratings, (15) availability of net operating loss carryforwards, (16) operations through joint ventures with third parties, (17) product liability litigation, warranty claims and claims made by mortgage investors, (18) successful identification and integration of acquisitions, (19) changes in tax laws affecting the after-tax costs of owning a home, (20) significant influence of the Company’s controlling stockholders, (21) geopolitical risks, terrorist acts and other acts of war, and (22) other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended January 31, 2012, April 30, 2012 and July 31, 2012. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.